LTIP Award
2024 Equity Incentive Plan

GRANITE CONSTRUCTION INCORPORATED
RESTRICTED STOCK UNIT AGREEMENT
(2xxx-2xxx LTIP PERFORMANCE PERIOD)

    Granite Construction Incorporated has granted to the Participant named in the Notice of Grant of Restricted Stock Unit (the "Notice") which together with this Restricted Stock Unit Agreement (the "Agreement") has been delivered electronically to the Participant, an Award consisting of common stock equivalents subject to the terms and conditions set forth in the Notice and this Agreement. The Award has been granted pursuant to the Granite Construction Incorporated 2024 Equity Incentive Plan (the "Plan"), as amended to the date of grant. By accepting the Award, the Participant: (a) represents that the Participant has read and is familiar with the terms and conditions of the Notice, this Agreement and the Plan, (b) accepts the Award subject to all of the terms and conditions of the Notice, this Agreement and the Plan, (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Notice, this Agreement and the Plan, and (d) acknowledges receipt of a copy of the Notice, this Agreement and the Plan.
1.Definitions and Construction.
a.Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned in the Notice or the Plan.
b.Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.
2.The Award.
a.Number of Common Stock Equivalents. The number of common stock equivalents subject to the Participant's Award shall be set forth in the Notice and may be adjusted from time to time for Capitalization Adjustments, as provided in Section 5.3 of the Plan.
b.Payment. The Participant’s vested Award shall be settled by the delivery of Stock, which shall be distributed to the Participant within thirty (30) days of the vesting date.
c.Issuance of Shares in Compliance with Law. The issuance of Stock, if any, shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No Stock shall be issued hereunder if its issuance would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock

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LTIP Award
2024 Equity Incentive Plan

exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Stock shall relieve the Company of any liability in respect of the failure to issue such Stock as to which such requisite authority shall not have been obtained. As a condition to the issuance of Stock, if any, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
3.Vesting. The Award is fully vested ten (10) calendar days following the date of grant.
4.Dividend Equivalents. Dividend Equivalents shall be credited in respect of the Company common stock equivalents covered by the Participant's Award. Such Dividend Equivalents shall be converted into additional common stock equivalents covered by the Award by dividing (1) the aggregate amount or value of the dividends paid with respect to that number of stock equivalents covered by the Award by (2) the Fair Market Value per share of Stock on the payment date for such dividend. Any additional stock equivalents covered by the Award credited by reason of such Dividend Equivalents shall be subject to all the terms and conditions of this Agreement. Dividend Equivalents are paid only when the underlying Award is paid.
5.Tax Matters.
a.Tax Withholding. The Participant hereby authorizes withholding from any amounts payable to the Participant, and the Participant otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of a Participating Company, if any, which arise in connection with the Award, including, without limitation, obligations arising upon the transfer of Stock to the Participant. The Company shall have no obligation to deliver the Stock until the tax withholding obligations of the Participating Company, if any, have been satisfied by the Participant.
b.Withholding in Shares. Unless the Participant is subject to the Company's stock ownership guidelines, the Participant shall satisfy all of the Participating Company’s tax withholding obligations by authorizing, and hereby does authorize, the Company to withhold a number of whole shares of Stock otherwise deliverable to the Participant having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.

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LTIP Award
2024 Equity Incentive Plan

c.Tax Consequences. Restricted Stock Unit Awards may be nonqualified deferred compensation and subject to the design limitations and requirements of Section 409A of the Code. If the limitations and requirements of Section 409A of the Code are violated, deferred and vested amounts will be subject to tax at ordinary income rates immediately upon such violation and will be subject to penalties for federal tax purposes equal to (i) 20% of the amount deferred and (ii) interest at a specified rate on the under-payment of tax that would have been paid had the deferred compensation been included in gross income in the taxable year in which it was first deferred. State tax penalties, including a 5% California state penalty, also may apply.
6.Rights as Employee. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant's employment is "at will" and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant's Service at any time.
7.Miscellaneous Provisions.
a.Administration. All questions of interpretation concerning the Notice and this Agreement shall be determined by the Committee. All determinations by the Committee shall be final and binding upon all persons having an interest in the Award. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.
b.Amendment. The Committee may amend this Agreement at any time; provided, however, that no such amendment may adversely affect the Participant's rights under this Agreement without the consent of the Participant. No amendment or addition to this Agreement shall be effective unless in writing.
c.Nontransferability of the Award. The Award may not be assigned or transferred in any manner except by will or by the laws of descent and distribution. During the lifetime of the Participant, all rights with respect to this Award shall be exercisable only by the Participant.
d.Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

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LTIP Award
2024 Equity Incentive Plan

e.Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant's heirs, executors, administrators, successors and assigns.
f.Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, email or upon deposit in the United States Post Office, by registered or certified mail, with postage and fees prepaid or deposit with a private delivery service with fees prepaid (Federal Express, DHL, etc.). Notices sent to the Company shall be addressed to the Company at 585 West Beach Street, PO Box 50085, Watsonville, CA 95077. Notices sent to the Participant shall be delivered by email to the Participant’s email address ending in @gcinc.com or mailed to the Participant’s address on file with the Company.
g.Integrated Agreement. The Plan, the Notice and this Agreement constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Company with respect to such subject matter other than those as set forth or provided for herein or in the Notice.
h.Applicable Law. The Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.
i.Counterparts. The Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
j.Beneficiary Designation. Each Participant may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of such Participant's death before the Participant receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.
k.Clawback/Recovery. The Award is and will be subject to recoupment in accordance with the Company's Clawback Policy (including a reacquisition right in respect of previously acquired shares of Stock or other cash or property) or any

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LTIP Award
2024 Equity Incentive Plan

clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by applicable law.
l.Compliance with Section 409A of the Code.
i.Anything in this Award Agreement to the contrary notwithstanding, no payment of an Award that constitutes an item of nonqualified deferred compensation under Section 409A of the Code and becomes payable by reason of the Participant’s termination of employment or service with the Company shall be made to the Participant unless the Participant’s termination of service constitutes a “separation from service” (within the meaning of Section 409A of the Code and any regulations or other guidance thereunder). In addition, no such payment or distribution of nonqualified deferred compensation shall be made to the Participant prior to the earlier of (a) the expiration of the six-month period measured from the date of the Participant’s separation from service or (b) the date of the Participant’s death, if the Participant is deemed at the time of such separation from service to be a “specified employee” (within the meaning of Section 409A of the Code and any regulations or other guidance thereunder) and to the extent such delay is otherwise required in order to avoid a prohibited distribution under Section 409A of the Code and any regulations or other guidance thereunder. All payments which are delayed pursuant to the immediately preceding sentence shall be paid to the Participant in a lump sum upon expiration of such six-month period (or, if earlier, upon the Participant’s death).
ii.This Agreement and the Award granted hereunder shall be interpreted, construed and operated to reflect the intent of the Company that all aspects of the Plan, this Agreement and the Award granted hereunder shall be interpreted either to be exempt from the provisions of Section 409A of the Code or, to the extent subject to Section 409A of the Code, comply with Section 409A of the Code and any regulations and other guidance thereunder. This Agreement may be amended at any time, without the consent of any party, to avoid the application of Section 409A of the Code in a particular circumstance or to the extent that is necessary or desirable to satisfy any of the requirements under Section 409A of the Code, but the Company shall not be under any obligation to make any such amendment. Nothing in this Agreement shall provide a basis for any person to take action against the Company or an Affiliate based on matters covered by Section 409A of the Code, including the tax treatment of any Award made under the Plan, and neither the Company nor any Affiliate shall under any circumstances have any liability to the Participant or the Participant's estate or any other party for any taxes, penalties or interest due on amounts

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LTIP Award
2024 Equity Incentive Plan

paid or payable under this Agreement, including taxes, penalties or interest imposed under Section 409A of the Code.
m.Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to Award granted under the Plan or future awards that may be granted under the Plan by electronic means or request the Participant's consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

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